UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

GREENE COUNTY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14289	62-1222567
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

100 North Main Street
Greeneville, Tennessee	37743-4992
(Address of Principal Executive Offices)	(Zip Code)

(423) 639-5111
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On June 28, 2005, Greene County Capital Trust II (“GC Trust”), a Delaware statutory trust subsidiary of Greene County Bancshares, Inc. (the “Company”), issued $3,000,000 of its trust preferred securities to institutional investors. GC Trust purchased $3,093,000 of the Company’s Junior Subordinated Debt Securities due June 28, 2035 (the “Subordinated Debentures”) and the Company guaranteed, pursuant to a guarantee agreement, payment obligations of GC Trust under the trust preferred securities. Proceeds of the issuance will provide additional capital to Greene County Bank, a Tennessee-chartered commercial bank. The Subordinated Debentures (and GC Trust’s trust preferred securities) will be payable in 2035 and will bear interest at a floating rate equal to three-month LIBOR plus 1.68%. The Company may defer the payment of interest at any time for a period up to twenty consecutive quarters provided the deferral period does not extend past the stated maturity.

Item 7.01. Regulation FD Disclosure.

     The information set forth in Item 2.03 above is incorporated by reference as if fully set forth herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENE COUNTY BANCSHARES, INC.
By:	/s/ R. Stan Puckett
R. Stan Puckett
Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)

Date: June 28, 2005

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